UNDERWRITING AGREEMENT
                             ----------------------


                                                            January 27, 1998

Sonat Inc.,
  Amsouth-Sonat Tower,
    Birmingham, Alabama 35203.

Dear Sirs:

          The underwriters named below (such underwriters being herein called the "Underwriters") understand that Sonat Inc., a Delaware corporation (the "Company"), proposes to issue and sell $100,000,000 aggregate principal amount of 6 5/8% Notes due February 1, 2008 (the "Purchased Securities"), registered on Registration Statement No. 33-62166 (the "Registration Statement"). Subject to the terms and conditions set forth herein and incorporated by reference herein and referred to below, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the principal amount of such Purchased Securities set forth opposite their names at 98.881% of their principal amount.

                                                               Principal Amount
NAME                                                               of Notes
----                                                           ----------------

Salomon Brothers Inc ..........................................  $25,000,000

Credit Suisse First Boston Corporation ........................  $25,000,000

Donaldson, Lufkin & Jenrette Securities
Corporation ........... .......................................  $25,000,000

J.P. Morgan Securities Inc. ...................................  $25,000,000
                                                                 -----------

             Total ............................................  $100,000,000
                                                                 ============

          The Underwriters will pay for such Purchased Securities upon delivery thereof at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York at 10:00 a.m. (New York time) on January 30, 1998.

          The Purchased Securities shall have the following terms:

          MATURITY: February 1, 2008

          INTEREST RATE: 6 5/8%

          REDEMPTION PROVISIONS: Redeemable, in whole or in part, at the option of the Company, at any time, at a redemption price equal to the greater of 100% of the principal amount redeemed and the sum of the present values of the remaining scheduled payments thereon, discounted to the redemption date on a semiannual basis at the Treasury Rate plus ten basis points, plus in each case accrued interest on the principal amount being redeemed to the date of redemption.

          DEFEASANCE PROVISIONS: Subject to the defeasance and covenant defeasance provisions of Article 15 of the Indenture, dated as of June 1, 1986, between the Company and The Chase Manhattan Bank (formerly
          Chemical Bank, successor by merger to Manufacturers Hanover Trust Company), as Trustee.

          INTEREST PAYMENT DATES: February 1 and August 1, commencing August 1, 1998.

          Unless otherwise provided herein, all the provisions contained in the document entitled Sonat Inc. Underwriting Agreement Standard Provisions, dated September 25, 1997, a copy of which was filed as Exhibit 1 to the Company's Current Report on Form 8-K dated September 25, 1997, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.

          All notices and communications hereunder to an Underwriter shall be given to Salomon Brothers Inc., 7 World Trade Center, New York, New York 10013.

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.


                                        Very truly yours,


                                        SALOMON BROTHERS INC
                                        CREDIT SUISSE FIRST BOSTON CORPORATION
                                        DONALDSON, LUFKIN & JENRETTE
                                            SECURITIES CORPORATION
                                        J.P. MORGAN SECURITIES INC.


                                        By: SALOMON BROTHERS INC


                                        By:____________________________________
                                           Name:
                                           Title:


Accepted:

SONAT INC.

By:______________________
   Name:
   Title: